UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

January 20, 2011 (January 19, 2011)
Date of Report (Date of earliest event reported)

TETRAGENEX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-134987	22-3781895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6901 JERICHO TURNPIKE, SUITE 221
SYOSSET, NY 11791
 (Address of principal executive offices and Zip Code)

(516) 855-4425
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

Item 1.03                     Bankruptcy or Receivership

As previously disclosed by Tetragenex Pharmaceuticals, Inc. (the “Company”) in the November 1, 2010 form 8-K filed with the Securities and Exchange Commission, on October 26, 2010, the Company filed a voluntary petition under Chapter 11 of 11 U.S.C. §§101 et seq. (the “Bankruptcy Code”) in the Bankruptcy Court (the “Bankruptcy Court”) for the Eastern District of New York, Case No. 10-78439-reg.
Based in part on the acceptance of all voting classes, on January 6, 2011, the Bankruptcy Court entered an order (a) confirming the Second Amended Prepackaged Plan of Reorganization of Tetragenex Pharmaceuticals, Inc. (the “Plan”),  and (b) authorizing the Company to implement the Plan.
Features of the Plan include (a) the conversion of all general unsecured debt in the Company to equity; (b) the revesting of all assets of the prepetition entity in the reorganized Company, free and clear of all liens, claims, encumbrances and other interests; and (c) the adoption of the Restated Certificate of Incorporation and Restated Bylaws, which are included as an exhibit hereto.
Pursuant to the Plan, the Company issued an aggregate of 114,080,000 shares of common stock to creditors.  The shares were issued under Bankruptcy Code Section 1145.
As of January 19, 2011 (the “Effective Date”), the Company has met all conditions precedent to the Plan’s implementation.  Accordingly, as of the Effective Date, the Plan is Effective (as such term is used in the Plan).

Item. 3.02

In connection with the Plan, the Company issued an aggregate of 114,080,000 shares of common stock to creditors.  The Shares were issued in settlement of creditors’ claims pursuant to the Plan.  The Shares were issued under Bankruptcy Code Section 1145.

Item. 5.03

In connection with the Plan, the Company restated their Certificate of Incorporation.  The Restated Certificate of Incorporation is filed as Exhibit 3(i) of this Form 8-K.

Item 9.01                     Financial Statements and Exhibits.

(2)(i)	Second Amended Prepackaged Plan of Reorganization Of Tetragenex Pharmaceuticals, Inc.
(2)(ii)	Order from the United States Bankruptcy Court Eastern District of New York dated January 6, 2011.
(3)(i)	Restated Certificate of Incorporation.
(3)(ii)	Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRAGENX PHARMACEUTICALS, INC.

/s/ Martin F. Schacker
Martin F. Schacker
Co-Chief Executive Officer

Date: January 20, 2011